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                                  Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of VoiceStream Wireless Corporation of our report dated February 4, 2000 included in Powertel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 which is incorporated by reference in the Registration Statement on Form S-4 of VoiceStream Wireless Corporation dated October 4, 2000.

                                          /s/  Arthur Andersen LLP

Atlanta, Georgia
November 10, 2000